UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2020

ARTESIAN RESOURCES CORP

(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols (s)	Name of each exchange on which registered
Common Stock	ARTNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors (the “Board”) of Artesian Resources Corporation (the “Company”) approved amendments to the Company’s By-laws (as amended and restated, the “By-laws”), which became effective on November 23, 2020. The amendments to the By-laws fall into the following three categories:

Enhancements to Advance Notices of Stockholder Proposals and Director Nominations
•
Enhance the procedures that stockholders need to follow in submitting stockholder proposals and director nominations for consideration at a meeting of stockholders.  (Article I, Section 1, paragraphs (2) and (3) of the By-laws.)

•
Enhance the information that the Board of Directors has access to regarding business proposed by stockholders for consideration at stockholder meetings and/or proposed director nominations, and the proponents thereof, so as to facilitate the ability of the Board to make informed voting recommendations to stockholders on any matter that will come before the meeting. (Article I, Section 1, paragraphs (2) and (3) of the By-laws.)

•
Provide procedural safeguards to ensure that only stockholder proposals and director nominations that comply with the language and intent of the advance notice provisions will be considered at meetings of stockholders. (Article 1, Section 1, paragraphs (2) and (3) of the By-laws.)

•	Update the advance notice provisions to require director nominees to submit to the Company a completed director questionnaire. (Article I, Section 1, paragraph (3) of the By-laws.)

The amendments to the advance notice provisions of the By-laws did not change the deadline by which stockholders must submit stockholder proposals and director nominations for consideration at a meeting of stockholders.

Enhancements to Provisions Relating to Stockholder Actions by Written Consent
•
Provide that the Company shall engage independent inspectors of elections for the purpose of promptly reviewing the validity of written consents of stockholders (and any revocations) delivered to the Company prior to the effectiveness of any such corporate actions by written consent. (Article 1, Section 9 of the By-laws.)

Provisions Relating to Electronic Transmissions and Communications
•
Add provisions relating to electronic transmissions and communications, including clarifying that electronic stockholder meetings are permitted and providing for electronic consents of directors to Board action. (Article I, Section 1, paragraph (1) and Article VII, Section 6.)

In addition to the foregoing, there were various other minor changes to the By-laws including, but not limited to, grammatical and other typographical corrections, formatting changes, revisions to headings, titles and captions, and capitalization of defined terms.

The foregoing description of the various amendments to the By-laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the By-laws a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The Exhibit Index set forth below is incorporated by reference in response to this Item.

Exhibit No.	Exhibit
3.1	Amended and Restated By-laws of Artesian Resources Corporation

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

Date: November 24, 2020	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer